Exhibit 10.3

TERM NOTE

$2,750,000                                                                                                                                            Date: September 16, 2003
                                                                                                                                                                               New York, N.Y.

     This Term Note is executed and delivered under and pursuant to the terms of that certain Term Loan and Security Agreement dated as of the date hereof (as amended, supplemented, restated or modified from time to time, the “Loan Agreement”) by and between U.S. Wireless Data, Inc., a Delaware corporation with an address at 750 Lexington Avenue, 20th Floor, New York, New York 10022 (“Borrower”) and Brascan Financial Corporation, (“Lender”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

     FOR VALUE RECEIVED, Borrower, hereby promises to pay to the order of Lender, at the office of Lender located at BCE Place, 181 Bay Street, Suite 300, P.O. Box 771, Toronto, Ontario M5J 2T3, or at such other place as Lender may from time to time designate to Borrower in writing:

     (i) the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($2,750,000), or, if different from such amount, the unpaid principal balance of the Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

     (ii) interest on the principal amount of this Note from time to time outstanding, payable at the applicable Base Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate.

     This Term Note is referred to in the Loan Agreement and is secured, by the Liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

     This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

     If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement, which has not previously been cured, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

U.S. WIRELESS DATA, INC.

By: Name: Adi Raviv Title: Executive Vice President & CFO